Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 24, 2008 relating to the combined financial statements of the Chicago Properties, a summarized version of which appear in Winthrop Realty Trust’s Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2007.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Habif, Arogeti & Wynne, LLP (formerly Tauber & Balser, PC)
Atlanta, GA
November 24, 2008